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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2002

OAK TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-25298	77-0161486
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

1390 Kifer Road
Sunnyvale California 94086
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (408) 523-6500

(Former name or former address, if changed since last report.)

Item 5. Other Events

        On October 7, 2002, Oak Technology, Inc., a Delaware corporation ("Oak"), entered into an Agreement and Plan of Merger (the "Agreement") with Optic Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Oak ("Optic Acquisition Corp.), and TeraLogic, Inc., a Delaware corporation ("TeraLogic"). Pursuant to the Agreement, Oak will acquire all of the issued and outstanding capital stock of TeraLogic through the merger (the "Merger") of Optic Acquisition Corp. with and into TeraLogic.

        TeraLogic is a privately held fabless semiconductor company with world-class expertise in advanced video/audio and display processing technology for digital TV, HDTV, and personal digital video recorders (PVR).

        The Merger, which is expected to be consummated in late October 2002, is subject to approval by stockholders of TeraLogic, and the satisfaction of other closing conditions.

        The foregoing summary is qualified by reference to the Merger Agreement which is filed as an exhibit hereto.

Item 7. Financial Statements and Exhibits

  (c)
  Exhibits

      The following exhibits are filed herewith:

2.1	Agreement and Plan of Agreement dated as of October 7, 2002, by and among Oak Technology, Inc., Optic Acquisition Corp. and TeraLogic, Inc.
99.1	Press Release of the Company, dated October 7, 2002

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OAK TECHNOLOGY, INC.
Date: October 7, 2002	By:	/s/ YOUNG K. SOHN Young K. Sohn Chairman of the Board of Directors, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Agreement dated as of October 7, 2002, by and among Oak Technology, Inc., Optic Acquisition Corp. and TeraLogic, Inc.
99.1	Press Release of the Company, dated October 7, 2002

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  Item 5. Other Events
  Item 7. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX